EXHIBIT 99.1

Press Release Dated February 3, 2004



   PARK CITY GROUP, INC. IMPLEMENTS AGGRESSIVE PLAN TO INCREASE DOMESTIC AND
     INTERNATIONAL REVENUES WITH ALLIANCE PARTNER - KURT SALMON ASSOCIATES


PARK CITY, UTAH - February 03, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced that as a part of its previously announced alliance distribution strategy, the Kurt Salmon Associates (KSA), headquartered in Atlanta, GA will be a part of an aggressive action plan to increase sales opportunities through referrals both domestically and internationally and provide consulting services to augment the Park City Group sales and services teams.

"We anticipate great things from this relationship," said Park City Group CEO Randy Fields. "Kurt Salmon and Associates brings to this relationship a number of significant benefits. By having the KSA consultants trained on implementing our products, especially Fresh Market Manager, it will allow us to have more implementations being done simultaneously and thus increasing the number of after sale consulting work without our having to add costly staff. Additionally, as a well respected consulting organization to the retail industry, the KSA organization will be able to assist us in more rapidly identifying new sales opportunities for our products and assist us by offering their insight and experience. "

"We have been able to review the products that address perishable departments of grocery and supermarkets being offered in the marketplace today and we have concluded that Fresh Market Manager delivers proven results," said Jim Horton, Vice President, Kurt Salmon Associates. "We have demonstrated our commitment to the success of this joint offering by investing substantial monies in training and software. With our combined teams more Fresh Market Manager customers will be able to implement the software simultaneously."

Additional benefits from the relationship were identified by Fields, "KSA has an excellent presence in both Europe and Asia and this will be a very important source of business opportunities as we begin to broaden the market for our products. This relationship will allow us to increase our sales activities while performing numerous implementations without having to experience the difficulty in increasing the consulting staff and keeping our expenses lower since the customers will directly contract for consulting services from KSA. I think this is a win-win for both organizations."

About Kurt Salmon Associates

KSA is the premier global management consulting firm offering integrated strategy, process and technology deployment solutions to the consumer products, retail and health care industries. KSA's global Consumer Products and Retail

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PARK CITY GROUP AND KURT SALMON ASSOCIATES
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practice helps companies build their supply chains from concept to consumer.
With more than 65 years of industry experience, KSA project teams help clients in the Americas, Europe, and Asia-Pacific achieve significant gains in strategic position, growth, profits, and overall financial performance. Their clients are leaders in retailing, and suppliers of the world's best known brand. KSA was founded in 1935 by German textile engineer Kurt Salmon. For additional information, please visit the corporate website for Kurt Salmon Associates at http://www.kurtsalmon.com

About Park City Group, Inc.

Park City Group develops and markets patented computer software that helps its customers to reduce their inventory and labor costs; the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields cookies, co-founded by Randy Fields, CEO of Park City Group. Industry leading customers such as The Home Depot, Victoria's Secret, Williams-Sonoma, Tesco Lotus and Anheuser Busch Entertainment benefit from the Company's software. Contact us at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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